                                                                EXHIBIT 99.6

                                 WORLDCOM, INC.

                               OFFER TO EXCHANGE

    $686,398,000  9 3/8% Senior Notes of WorldCom, Inc. due January 15, 2004

                          For Any and All Outstanding

9 3/8% Senior Discount Notes of MFS Communications Company, Inc. due January 15,
                                      2004
                             CUSIP No. 55272T-AA-9

                                      And

    $671,850,000 8 7/8% Senior Notes of WorldCom, Inc. due January 15, 2006

                          For Any and All Outstanding

8 7/8% Senior Discount Notes of MFS Communications Company, Inc. due January 15,
                                      2006
                             CUSIP No. 55272T-AB-7

                                      And

                             CONSENT SOLICITATIONS
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EACH EXCHANGE OFFER WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON          ,
1997, UNLESS EXTENDED (SUCH TIME AND DATE, AS EXTENDED, THE "EXPIRATION DATE" WITH RESPECT TO SUCH EXCHANGE OFFER). TENDERS OF MFS NOTES MAY NOT BE WITHDRAWN (AND THE RELATED CONSENTS THEREBY REVOKED) AT ANY TIME AFTER 11:59 P.M., NEW
YORK CITY TIME, ON          , 1997, UNLESS THE APPLICABLE EXCHANGE OFFER IS
EXTENDED AND CONTAINS NEW TERMS MATERIALLY ADVERSE TO THE TENDERING HOLDERS THEREOF.
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To Our Clients:

          Enclosed for your consideration is a Prospectus and Consent Solicitation dated __________, 1997 (together the "Prospectus") and the Letters of Transmittal pursuant to which WorldCom, Inc., a Georgia corporation (the "Company"), is offering to exchange (i) $871.597 principal amount of its 9-3/8% Senior Notes due January 15, 2004 ("WorldCom 2004 Notes") for each $1,000 principal amount at stated maturity of outstanding 9-3/8% Senior Discount Notes due January 15, 2004 ("MFS 2004 Notes") of MFS Communications Company, Inc. ("MFS") and (ii) $737.912 principal amount of its 8-7/8% Senior Notes due January 15, 2006 ("WorldCom 2006 Notes" and together with WorldCom 2004 Notes, "WorldCom Notes") for each $1,000 principal amount at stated maturity of outstanding 8-7/8% Senior Discount Notes due January 15, 2006 ("MFS 2006 Notes" and together with MFS 2004 Notes, "MFS Notes") of MFS (each such offer, an "Exchange Offer," and collectively the "Exchange Offers"). If the aggregate principal amount of WorldCom Notes that otherwise would be issued in exchange for the MFS Notes of a series tendered by a holder and accepted by the Company pursuant to the Exchange Offers is not an integral multiple of $1,000, such principal amount will be reduced to the nearest such multiple and the Company will pay to such holder an amount in cash equal to the reduction of such principal amount.

          Concurrently with the Exchange Offers, the Company is soliciting consents from holders of each series of MFS Notes to certain amendments (the "Proposed Amendments") to the indenture governing such series of MFS Notes, as described in the Prospectus. Holders of MFS Notes of either series may give their consent to the Proposed Amendments applicable to that series only by tendering such MFS Notes in the applicable Exchange Offer, will be required to so consent as a condition to a valid tender and will be deemed to have given such consent by so tendering. Each holder who gives a valid consent will receive a cash fee in an amount equal to (i) with respect to such holder's MFS 2004 Notes, 0. % of the Accreted Value, as of July 15, 1997 (the "Interest Accrual Date"), of such MFS 2004 Notes and (ii) with respect to such holder's MFS 2006 Notes, 0. % of the Accreted Value, as of the Interest Accrual Date, of such MFS 2006 Notes, in either case, with respect to which such consent has been given. All capitalized terms used and not defined herein have the meanings ascribed to them in the Prospectus.

          This material is being forwarded to you as the beneficial owner of either MFS 2004 Notes or MFS 2006 Notes (or both) held by us for your account or benefit. A tender of any of your MFS Notes, and delivery of a consent with respect thereto, may be made only by us as the registered holder thereof and only pursuant to your instructions. Therefore, the Company urges beneficial owners of MFS Notes held by a broker, dealer, commercial bank, trust company or other nominee to contact such nominee promptly if they wish to tender their MFS Notes, and thereby deliver a consent with respect thereto, in an Exchange Offer.

          The Letters of Transmittal are being furnished to you for your information only and cannot be used by you to tender MFS Notes held by us for your account. Accordingly, we request instructions as to whether you wish us to tender any or all of your MFS Notes held by us for your account, and thereby deliver a consent with respect thereto, pursuant to the terms and subject to the conditions set forth in the Prospectus and the relevant Letter of Transmittal. In the event you choose to have us so tender such MFS Notes, you must provide instructions to that effect by completing, signing and returning to us the instruction form below. Your instructions to us should be forwarded as promptly as possible in order to provide us with sufficient time to permit us to tender your MFS Notes on your behalf in accordance with the provisions of the Exchange Offers. An envelope to return your instructions to us is enclosed. Please note that if you want us to tender some but not all of the MFS Notes held by us for your account, you must indicate on the instruction form the MFS Notes you want us to tender identified by series and principal amount. The principal amount at stated maturity of MFS Notes of any series may be tendered only in denominations of $1,000.

          The Prospectus contains important information which you are urged to review carefully before making any decision with respect to an Exchange Offer.

     Your attention is directed to the following:

1. Each Exchange Offer is for any and all outstanding MFS Notes of the relevant series of MFS Notes. The obligation of the Company to consummate either Exchange Offer, and make Consent Payments, is conditioned on, among other things, receipt of consents from holders of a majority in aggregate principal amount outstanding of both series of MFS Notes. The Company may, in its sole discretion, waive any condition with respect to an Exchange Offer and accept for exchange any MFS Notes tendered. Notwithstanding the foregoing, the Company will not consummate the Exchange Offer with respect to the MFS 2004 Notes if
less than $            of principal amount of WorldCom 2004 Notes would be
issued in such Exchange Offer and will not consummate the Exchange Offer with
respect to the MFS 2006 Notes if less than $            of principal amount of
WorldCom 2006 Notes would be issued in such Exchange Offer.

2. The tender of MFS Notes of a series pursuant to the Exchange Offers will constitute giving a consent to the Proposed Amendments with respect to such series and, upon acceptance for exchange of such MFS Notes, the holder thereof will receive a cash fee for so consenting as described previously in this letter.

3. Each Exchange Offer will expire at 11:59 p.m., New York City time, on the Expiration Date. Tenders of MFS Notes may not be withdrawn (and the related consents thereby revoked) at any time after 11:59 p.m., New York City time on _________, 1997, unless the applicable Exchange Offer is extended and contains new terms materially adverse to the tendering holders thereof. Withdrawal of tendered MFS Notes will be deemed a revocation of the consent to which such MFS Notes relate. If you wish to withdraw any MFS Notes that you instructed us to tender you should contact us immediately.

4. Any transfer taxes incident to the transfer of MFS Notes to the Company will be paid by the Company pursuant to the Exchange Offers, except as provided in the Prospectus and Instruction 6 of the Letter of Transmittal.

     Any inquiries you may have with respect to the terms of the Exchange Offers may be directed to Salomon Brothers Inc. or Goldman Sachs & Co., as Dealer Managers, at their respective address and telephone number set forth in the Prospectus. Any inquiries with respect to tender procedures, or requests for additional copies of the enclosed materials, should be directed to MacKenzie Partners, Inc., the Information Agent for the Exchange Offers, at its address and telephone number set forth in the Prospectus.


                              Very truly yours,




                              _______________________________

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

                                  INSTRUCTIONS


     The undersigned hereby acknowledges receipt of your letter, dated July ___, 1997 and the material referred to therein relating to the Exchange Offers and the Consent Solicitations made by WorldCom, Inc. with respect to certain Senior Discount Notes of MFS Communications Company, Inc. The undersigned further acknowledges that he or she understands the terms of the Exchange Offers and Consent Solicitations as set forth in the Prospectus and the relevant Letter(s) of Transmittal

     The undersigned hereby instructs you to tender (and thereby deliver a consent with respect to) the MFS Notes indicated below, pursuant to the terms and subject to the conditions of the relevant Exchange Offer and Consent Solicitation.

     Check one box:

     Box 1:

     [  ]   Please tender all MFS Notes held by you for the account of the undersigned.

     Box 2:

     [  ]   Please tender only those MFS Notes held by you for the account of the undersigned as indicated in the box immediately below.



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Please complete this box, if, and only if, you have checked Box 2 above.

Please tender the following MFS Notes held by you for the account of the undersigned:

                                                Principal Amount at Stated
                                                Maturity in Integral Multiples
                                                of $1,000.

[ ]  MFS 9 3/8% Senior Discount Notes due 2004  $____________________________


[ ]  MFS 8 7/8% Senior Discount Notes due 2006  $____________________________

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                               PLEASE SIGN HERE:


                          Date _____________________


Signature: ___________________        Signature: _____________________________
                                                    (if more than one
                                                    beneficial owner)

Name: ________________________        Name: __________________________________
        (please print)                              (if more than one
                                              beneficial owner)(please print)


Address: _____________________________________________________________________

______________________________________________________________________________


Telephone: __________________________________________
                      (include area code)

Employer Identification or Social Security Number: ___________________________


             All beneficial owners of the MFS Notes to be tendered
                    by us must sign this instruction form.

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